HORACK, TALLEY, PHARR & LOWNDES

                            Professional Association

                           2600 ONE FIRST UNION CENTER
                            301 SOUTH COLLEGE STREET
                      CHARLOTTE, NORTH CAROLINA 28202-6038


                                  May 19, 1999



Seligman Municipal Series Trust
100 Park Avenue
New York, New York  10017


Ladies and Gentlemen:


     With respect to Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A under the Securities and Exchange Act of 1933, as amended, of Seligman Municipal Series Trust, of which Seligman North Carolina Municipal Series is a series, we have reviewed the material relative to North Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                     Very truly yours,

                                     HORACK, TALLEY, PHARR & LOWNDES


                                     /s/ Stephen L. Smith
                                     Stephen L. Smith